UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): December 26, 2012

JAKKS PACIFIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-28104	95-4527222
(Commission File Number)	(IRS Employer Identification No.)

22619 Pacific Coast Highway, Malibu, California	90265
(Address of Principal Executive Offices)	(Zip Code)

(310) 456-7799

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On December 26, 2012, Mr. Dan Almagor, a member of the Company’s board of directors and a member and chairman of the Audit and Governance and Nominating Committees informed the Company’s Board of Directors that he was resigning, effective immediately. Mr. Almagor informed the Board that he resigned for personal reasons to enable him to focus on other business interests and the Board expressed its appreciation to Mr. Almagor for his many years of valued service to the Board and the Company.

(d) On December 26, 2012, Rex H. Poulsen was elected as an independent member of our board of directors. Mr. Poulsen has also been appointed to the Audit Committee and will serve as its chairman.

There is no arrangement or understanding between Mr. Poulsen and any other persons pursuant to which Mr. Poulsen was selected as a director. There are no transactions involving Mr. Poulsen requiring disclosure under Item 404(a) of Regulation S-K. Mr. Poulsen’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of his service on the Board. The non-employee director compensation structure is described under the caption “Compensation of Directors” in the Company’s proxy statement for its November 2, 2012 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on October 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Date:	December 31, 2012	By:	/s/ JOEL M. BENNETT
			Name:	Joel M. Bennett
			Title:	CFO